Exhibit 5.1

107 Selden Street Berlin, CT 06037 Kerry J. Tomasevich Assistant General Counsel and Assistant Secretary 860-665-5744 kerry.tomasevich@eversource.com

February 20, 2026

Eversource Energy

800 Boylston Street, 17th Floor

Boston, MA 02199

Re:	Post-Effective Amendment No. 1 to Registration Statement on Form S-3 Registering Securities

Ladies and Gentlemen:

I am Assistant General Counsel of Eversource Energy Service Company and Assistant Secretary of Eversource Energy (the “Registrant”). I have acted as counsel to the Registrant in connection with the Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (as amended, the “Registration Statement”) filed by the Registrant, The Connecticut Light and Power Company, doing business as Eversource Energy, NSTAR Electric Company, doing business as Eversource Energy and Public Service Company of New Hampshire, doing business as Eversource Energy, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), registering junior subordinated notes of the Registrant as described in the Registration Statement (the “Securities”).

For purposes of the opinions I express below, I have examined, among other agreements, instruments and documents, the Registration Statement, including the prospectus which is a part of the Registration Statement (the “Prospectus”), and its exhibits, including the form of junior subordinated notes indenture of the Registrant (the “Indenture”) and the organizational documents of the Registrant and originals, or copies certified to my satisfaction, of such corporate records of the Registrant, certificates of public officials, certificates of officers and representatives of the Registrant and other documents as I have deemed necessary as a basis for the opinions hereinafter expressed. In my examination I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity with the originals of all documents submitted to me as copies. As to various questions of fact material to such opinions, I have, when relevant facts were not independently established, relied upon certifications by officers of the Registrant and other appropriate persons and statements contained in the Registration Statement.

I base the opinions I express below in part on the following assumptions I have made:

(a)          the Registration Statement will have become effective upon filing under the Securities Act and will remain effective through any offer and sale of the Securities;

(b)          for each series of Securities the Registrant offers by means of a Prospectus, the Registrant will have prepared and filed with the Commission under the Securities Act a prospectus supplement which describes that series and, if Securities of another series are issuable on the exchange or redemption of the Securities being offered, which also describes that other series;

(c)          the Registrant will have offered, issued and sold the Securities in the manner the Registration Statement and the relevant prospectus supplements describe and otherwise in compliance with all applicable federal and state securities laws, and the terms of the Securities will not violate any applicable law or any debt securities of the Registrant or result in a default or breach of any agreement binding upon the Registrant, and comply with any requirement or restriction imposed by any court or other governmental body having jurisdiction over the Registrant;

(d)          the Board of Trustees of the Registrant (or any committee of one or more members of that Board which that Board has duly designated (that board or any such committee being the “Board”)) will have taken all corporate action necessary to authorize the issuance of the Securities and the other Securities, if any, issuable on the exchange or redemption of those Securities, and approve the terms of the offering and sale of those Securities;

(e)          the Registrant and the initial purchasers of the Securities will have duly authorized, executed and delivered a definitive purchase agreement relating to those Securities;

(f)           in the case of any Securities issuable on the exchange or redemption of other Securities, those Securities will be available for issuance on that exchange or redemption; and

(g)          (i) the Board of Eversource Energy will have designated and established the terms of the series of which the Securities are a part and those Securities will not include any provision that is unenforceable; (ii) the Indenture will have become qualified under the Trust Indenture Act of 1939, as amended; and (iii) forms of the Securities complying with the terms of the Indenture and evidencing those junior debt securities will have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture.

Based on the foregoing, and having regard to legal considerations which I deem relevant, I am of the opinion that:

1.            The Registrant is validly existing under the laws of the Commonwealth of Massachusetts, and has the power, corporate or otherwise, to conduct its business as now conducted and to issue the Securities to be issued by it.

2.            When any applicable state securities or Blue Sky laws have been complied with, and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and the applicable prospectus supplement, the Securities of which the Registrant is the issuer will be valid and binding obligations of Eversource Energy, subject to the effect of (i) applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws and court decisions of general application (including without limitation statutory or other laws regarding fraudulent or preferential transfers) relating to, limiting or affecting the enforcement of creditors’ rights generally, and (ii) principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity) that may limit the enforceability of any of the remedies, covenants or other provisions of the Securities, or the availability of injunctive relief or other equitable remedies or as such principles relate to, limit or affect the enforcement of creditor’s rights generally.

The opinions set forth herein are subject to the following further assumptions, qualifications, limitations and exceptions:

I express no opinion regarding the effectiveness of any waiver in respect of the Securities of any rights of any party, or duties owing to it, as a matter of law, or that is broadly stated or does not describe the right or duty purportedly waived with reasonable specificity.

In addition, I express no opinion as to any provisions of the Securities or the Indenture or any purchase agreement regarding the remedies available to any person (1) to take action that is arbitrary, unreasonable or capricious or is not taken in good faith or in a commercially reasonable manner, whether or not such action is permitted under the Securities or such documents, or (2) for violations or breaches that are determined by a court to be non-material or without substantially adverse effect upon the ability of the Registrant to perform its material obligations under the Securities.

This opinion is limited to the current laws of the Commonwealth of Massachusetts, the current federal laws of the United States, and to the facts as they exist on the date hereof. I express no opinion as to matters involving the laws of any jurisdiction other than the Commonwealth of Massachusetts and the United States. I undertake no obligation to advise you as a result of developments occurring after the date hereof including changes in such laws or interpretations thereof, or as a result of facts or circumstances brought to my attention after the date hereof.

This opinion is furnished only to you in connection with the transactions contemplated by the Registration Statement and is solely for your benefit. Other than as stated below, this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any purpose without my prior written consent (including by any person that acquires Securities from you).

I hereby consent to be named in the Registration Statement and in the prospectus contained therein under the caption “Legal Opinions” as the attorney who passed upon the legality of the Securities and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Kerry J. Tomasevich

Kerry J. Tomasevich